UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

April 20, 2026
Date of Report (date of earliest event reported)

HILLS BANCORPORATION
(Exact name of registrant as specified in its charter)

Iowa	0-12668		42-1208067
(State or other jurisdiction of incorporation or organization)	(Commission File Number)		(I.R.S. Employer Identification No.)

131 E. Main Street, PO Box 160	Hills	Iowa	52235
(Address of Principal Executive Offices)			(Zip Code)
(319) 679-2291
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 2.02 Results of Operations and Financial Condition

On April 20, 2026, Hills Bancorporation announced to its shareholders unaudited net income of $21.9 million and an unaudited capital ratio of 11.7% for the quarter ended March 31, 2026. The capital ratio presented was calculated as total stockholders’ equity, less the maximum cash obligation related to ESOP shares, divided by total assets. This ratio is a management-defined, non‑regulatory measure and is not a regulatory capital ratio. The Company’s primary regulatory capital metric is the Community Bank Leverage Ratio (“CBLR”), which was approximately 13.15% as of March 31, 2026.

Item 7.01 Regulation FD Disclosure

On April 20, 2026, Hills Bancorporation announced to its shareholders unaudited net income of $21.9 million and an unaudited capital ratio of 11.7% for the quarter ended March 31, 2026. The capital ratio presented was calculated as total stockholders’ equity, less the maximum cash obligation related to ESOP shares, divided by total assets. This ratio is a management-defined, non‑regulatory measure and is not a regulatory capital ratio. The Company’s primary regulatory capital metric is the Community Bank Leverage Ratio (“CBLR”), which was approximately 13.15% as of March 31, 2026.

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                        HILLS BANCORPORATION

Date: April 24, 2026                /s/ Lisa A. Shileny
                        Lisa A. Shileny, Director, President and Chief Executive Officer